Exhibit 99.1

Yukon Gold Corporation, Inc. Announces President and VP of Corporate Development

Toronto, Canada, December 20th, 2006, Yukon Gold Corporation, Inc. ("Yukon Gold"), (TSX: YK), (OTCBB: YGDC), (Frankfurt: W8Y) announced today that Ron Mann has been appointed President and Chief Executive Officer, and Director. Mr. Mann is an Executive with over 25 years experience in the investment industry with an emphasis on mining and mining related companies in the last decade. In the late 1980's, Mr. Mann was Assistant General Manager Corporate Finance, Investment Bank, CIBC, as well as Vice President and Director with CIBC Securities Inc. In the last three years Mr. Mann held an executive position at a Toronto-based asset manager/Merchant Bank involved extensively in Mining. Mr. Mann is currently also a Director of Superior Canadian Resources Inc. (TSX-V: CAD) and has been a member of the Law Society of Upper Canada since 1977.

In addition, Mr. Cletus Ryan has been appointed to the position of Vice President of Corporate Development for Yukon Gold. Mr. Ryan has over 20 years experience with executive positions for a number of major fund companies and wealth management complexes. In 2000 Mr. Ryan began work in financing mining companies engaged in various levels of exploration. Mr. Ryan will focus on improving corporate communications, development and investor relations.

"Yukon Gold is excited to have attracted such deep and capable individuals to assist in bringing the firm to the next level of its development. With the Marg copper /zinc/ silver deposit and Mount Hinton gold/silver exploration property adjacent to past silver producer United Keno Hill our future is bright. Bringing in Mr. Mann and Mr. Ryan adds talent to our management group and ensures our success" said J.L Guerra, Jr., Chairman.

About Yukon Gold

Yukon Gold Corporation, Inc. is an active public exploration and development company. The Marg Deposit and its Mount Hinton exploration project in the Central Yukon Territory of Canada lie within the Tombstone Gold Belt, world renowned for the discovery of major gold, silver and base metal deposits, including United Keno Hill. Currently, there are approximately 28.9 million of the Company's common shares outstanding.

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.

Cautionary Note to US Investors - The United States Securities and Exchange Commission (SEC) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use certain terms, such as "reserves," "resources," "geological resources," "proven," "probable," "measured," "indicated," or "inferred," which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB, File No. 000-51068. You can review and obtain copies of these filings from the SEC's website at http://www.sec.gov/edgar.shtml.

FOR FURTHER INFORMATION PLEASE CONTACT:
Yukon Gold Corporation, Inc.
Cletus Ryan, VP Corporate Development
416 865-9869 or 1 800 295 0671 x12
Email: info@yukongoldcorp.com
Website: www.yukongoldcorp.com

or

AGORACOM
Investor Relations
Email: YK@agoracom.com
Website: www.agoracom.com/ir/yukongold